UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road

Suite 322

Great Neck, NY 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2022, Hexin Global Limited, a British Virgin Islands corporation (“Hexin”) and Viner Total Investments Fund, a Cayman Islands corporation (together with Hexin, the “Hexin Plaintiffs”) filed a lawsuit in the Southern District of New York captioned Hexin Global Limited, et al. v. Singularity Future Technology, Ltd., et al., Case No. 22-cv-08160-LJL, against Singularity Future Technology Ltd. (the “Company”), Yang “Leo” Jie (“Jie”), Jing “Angela” Shan (“Shan”), Tuo “Tina” Pan, and Lei Cao (collectively, the “Defendants”) (the “Hexin Action”). On October 6, 2022, Jinhe Capital Limited, a British Virgin Islands corporation (“Jinhe”) filed a lawsuit in the Southern District of New York against the Company captioned Jinhe Capital Limited v. Singularity Future Technology, Ltd., Case No. 22-cv-08538-LJL (the “Jinhe Action”). On December 22, 2022, St. Hudson Group LLC, a Delaware limited liability company, Imperii Strategies LLC, a Delaware limited liability company, Isyled Technology Limited, a Hong Kong company, and HSQYNM Family Inc., a New York corporation (together with Jinhe and the Hexin Plaintiffs, the “Plaintiffs”) filed a lawsuit in the Southern District of New York against the Defendants captioned St. Hudson Group LLC, et al. v. Singularity Future Technology Ltd., et al., Case No. 22-cv-10290-LJL (together with the Jinhe Action and Hexin Action, the “Actions”).

The Company, Shan, and the Plaintiffs entered into a certain settlement agreement and general mutual release with an effective date of March 10, 2023 (the “Settlement Agreement”). Jie also executed the Settlement Agreement. Pursuant to the Settlement Agreement, the Company agreed to pay a sum of ten million five hundred twenty-five thousand nine hundred and ten dollars and eighty-two cents in U.S. dollars ($10,525,910.82, the “Settlement Payment”). Plaintiffs in the Actions agreed to discharge and forever release the Defendants in the Actions from all claims that were or could have been raised in those Actions, as well as dismissal of each of the Actions with prejudice. The Company has no role or knowledge as to how the Settlement Payment will be allocated between and among the Plaintiffs.

The foregoing description of the Settlement Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement dated March 10, 2023, by and between Hexin Global Limited, Viner Total Investments Fund, Jinhe Capital Limited, St. Hudson Group LLC,, Imperii Strategies LLC, Isyled Technology Limited, and HSQYNM Family Inc., and Singularity Future Technology Ltd., Yang “Leo” Jie, and Jing “Angela” Shan
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.

By:	/s/ Jing Shan
	Name:	Jing Shan

2